SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2003

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700 (Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events

On August 26, 2003, Federal-Mogul Corporation (the “Company”) filed a motion with the U.S. Bankruptcy Court in Delaware seeking an order (I) authorizing reimbursement of fees and expenses incurred in connection with a proposed $350 million investment in the Company by Citigroup Venture Capital Equity Partners L.P. and its affiliates (CVC), (II) approving the grant of an indemnity by the Company in favor of CVC, and (iii) approving an exclusive ninety (90) day negotiating period with CVC in order to pursue the potential transaction.

The press release related to the foregoing is attached hereto as an exhibit and incorporated herein by reference.

EXHIBIT INDEX

99.        Press release dated August 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2003

FEDERAL-MOGUL CORPORATION

By:	/s/ David M. Sherbin

	Name:	David M. Sherbin
	Title:	Vice President, Deputy General Counsel and Secretary

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